Exhibit 5.1(b)

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

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[●], 20[●]

Deutsche Bank Aktiengesellschaft Taunusanlage 12 60325 Frankfurt am Main Germany

Ladies and Gentlemen:

We have acted as special U.S. counsel to Deutsche Bank Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany (the “Bank”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of, among other securities, (i) purchase contracts of the Bank (the “Purchase Contracts”) and (ii) units of the Bank (the “Units” and, together with the Purchase Contracts, the “Securities”). The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Purchase Contracts are to be issued from time to time under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into by the Bank and one or more institutions, as purchase contract agents (each, a “Purchase Contract Agent”), each to be identified in the applicable Purchase Contract Agreement, on behalf of the holders from time to time of the Purchase Contracts.

The Units are to be issued from time to time under one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Bank, one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement, and the holders from time to time of the Units.

In arriving at the opinions expressed below, we have reviewed the Registration Statement, including the form of Unit Agreement and the form of Purchase Contract Agreement. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

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Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. When the issuance, execution and delivery by the Bank of the Purchase Contracts of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the applicable Purchase Contract Agreement(s), and when such Purchase Contracts have been duly executed and delivered by the Bank, authenticated (to the extent required by such Purchase Contract Agreement(s)) by the applicable Purchase Contract Agent and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Purchase Contracts, such Purchase Contracts will be valid, binding and enforceable obligations of the Bank.

2. When the issuance, execution and delivery by the Bank of the Units of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the applicable Unit Agreement(s), and when such Units have been duly executed and delivered by the Bank, authenticated (to the extent required by such Unit Agreement(s)) by the applicable Unit Agent and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Units, such Units will be valid, binding and enforceable obligations of the Bank.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Bank, (a) we have assumed that the Bank and each other party to such agreement or obligation has satisfied or, prior to the issuance of the relevant Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Bank regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, (b) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Purchase Contracts and the Units are offered or issued as contemplated by the Registration Statement, (c) the Purchase Contracts and the Units will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Purchase Contracts and the applicable Purchase Contract Agreement(s), and such Units and the applicable Unit Agreement(s), and any other agreement governing such Purchase Contracts and such Units and in the manner contemplated by the Registration Statement and the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities, (d) the Purchase Contracts and the Units will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Bank will duly authorize the offering and issuance of the Purchase Contracts and the Units, will duly authorize, execute and deliver the applicable Purchase Contract Agreement and the applicable Unit Agreement with any amendments thereto and

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any other document contemplated thereby or by the Registration Statement, will duly authorize, approve and establish the final terms and conditions of the Purchase Contracts and the Units and will take any other appropriate additional corporate action, (f) the terms of all Purchase Contracts and all Units will conform in all material respects to the descriptions thereof in the Registration Statement and in the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities and to the terms of the applicable Purchase Contract Agreement(s) or Unit Agreement(s) (as any of these may from time to time be amended or supplemented), respectively, and (g) the terms of the Purchase Contracts and the Units will not violate any applicable law, conflict with any matter of public policy, result in a default under, or breach of, any agreement or instrument binding upon the Bank or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank.

In rendering the opinions expressed above, we have assumed that each series of Purchase Contracts and Units will be issued with an original aggregate principal amount (or in the case of Securities issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.

We express no opinion as to (i) the subject matter jurisdiction of any United States Federal court to adjudicate any action relating to the Purchase Contracts or any Purchase Contract Agreement, or the Units or any Unit Agreement, where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist, (ii) the effectiveness of the submission to the jurisdiction of courts other than any state or Federal court sitting in New York and (iii) the enforceability of the provisions of any Purchase Contract Agreement or any Unit Agreement, relating to currency indemnity.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion relating to any subordination provision in any Purchase Contract or any Unit to the extent it purports to be governed by the laws of the Federal Republic of Germany.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

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We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1(b) to the Registration Statement and the use of our name in the Prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By
[●], a Partner